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                            CERTIFICATE OF VICE PRESIDENT

                      T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

                        Pursuant to Rule 306 of Regulation S-T


          _________________________________________________________________

          I, the undersigned, Henry H. Hopkins, Vice President of T. Rowe Price Small-Cap Value Fund, Inc. (the "Fund"), do hereby certify that the prospectus for the Fund has been translated into the Spanish language. The Spanish version of the prospectus constitutes a full and complete representation of the English version which has been filed as a part of this Registration Statement. A copy of the Spanish version will be available for inspection upon request.

          WITNESS my hand and the seal of the Fund this 23rd day of April, 1997.



                                 T. ROWE PRICE SMALL-CAP VALUE FUND, INC.



          (Seal)

                                 /s/Henry H. Hopkins
                                 Henry H. Hopkins, Vice President




















                                        - 33 -

          T. Rowe Price Small-Cap Value Fund, Inc.
          Power of Attorney
          April 24, 1997